Exhibit 5.1

Yaron Tikotzky, Adv. (CPA)*

Eli Doron, Adv. & Notary

Ronen Kantor, Adv.

Amit Gross, Adv. & Notary

Giora Gutman, Adv.

Rachel (Goren) Cavallero, Adv.

Gil Mor, Adv. & Notary**

Sharon Fishman, Adv. & Notary

Moti Hoffman, Adv. & Notary

Efrat Hamami, Adv.

Tamir Kalderon, Adv.

Asaf Gershgoren, Adv. & economist

Efi Ohana, Adv.& economist

Asaf Hofman, Adv & economist.

Ron Soulema, Adv.

Moti Philip, Adv.

Sagiv Bar Shalom, Adv.

Ori Perel, Adv.

David Rozen, Adv.

Israel Mark, Adv.

Amir Bar Dayan, Adv.

Sandrine Dray, Adv. & Notary***

Nahi Hamud, Adv.

Shmulik Cohen, Adv.

Yair Messalem, Adv.

Maayan Peled, Adv.

Igal Rosenberg, Adv.

Gili Yasu, Adv. & Notary

Tmoora Detsch Kaufman, Adv.

Lilach Cohen-Shamir, Adv.

Rotem Nissim, Adv.

Orit Peper, Adv.

Rivka Mangoni, Adv.

Israel Asaraf, Adv. & Notary

Jossef Prins, Adv.

Shay Almakies, Adv.& Notary

Yael Porat Kotzer, Adv.

Gali Ganoni, Adv.

Hadas Garoosi Wolfsthal, Adv.

Odelia Cohen-Schondorf, Adv.

Hasan Hasan, Adv.

Yana Shapiro Orbach, Adv.

Ronit Rabinovich, Adv.

Nidal Siaga, Adv.

Avi Cohen, Adv.

Amit Moshe Cohen, Adv.

Sonny Knaz, Adv.

Bat-El Ovadia, Adv.

Aharon Eitan, Adv.

Sivan Kaufman, Adv.

Mor Rozenson, Adv.

Iris Borcom, Adv.

Inbal Naim, Adv.

Sivan Feldhamer, Adv.

Meital Graff, Adv.

Roman Shalev, Adv.

Amir Keren, Adv.

Ariel Regev, Adv.

Michal Zamir-Polani, Adv.

Inbal Harel Gershon, Adv.

Shirli Rahmani, Adv.

Omer Katzir, Adv.

Hadar Weizner, Adv.& economist

Noy Keren, Adv.

Avi Kababgian., Adv.

Or Yahal Asbag, Adv.

Azriel Cederboum, Adv. - Counselor

Eli Kulas. Adv. Notary & Mediator- Counselor

Jan Robinsohn,M.Jur. Adv. & Notary -
Counselor ****

Giora Amir, Adv. Notary- Counselor

Bnei Brak, October 9, 2018

To: Can-Fite Biopharma Ltd.

10 Bareket Street

Petach Tikva 4951778, Israel

Ladies and Gentlemen,

Re: REGISTRATION STATEMENT ON FORM S-8

We are acting as Israeli counsel for Can Fite Biopharma Ltd., an Israeli company (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), pertaining to the registration of 2,663,258 Ordinary Shares 0.25 NIS par value of the Company (the “Plan Shares”) under the Can Fite Biopharma 2003 Incentive Option Plan and 2013 Incentive Option Plan (together the “Plan”).

In rendering our opinion, we have examined, and have relied as to factual matters solely upon, originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of this opinion. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. We have, when relevant facts material to our opinion were not independently established by us, relied to the extent we deemed such reliance proper upon written or oral statements of officers and other representatives of the Company.

In giving the opinion expressed herein, no opinion is expressed as to the laws of any jurisdiction other than the State of Israel.

Based upon and subject to the foregoing, we are of the opinion that the Plan Shares, when issued pursuant to the terms of the Plan, and the terms of any agreements relating to such issuance, will be upon receipt of the consideration provided for in the Plan, validly issued, fully paid and non-assessable.

This opinion is intended solely for the benefit and use of the Company and other persons who are entitled to rely on the Registration Statement, and is not to be used, released, quoted, or relied upon by anyone else for any purpose (other than as required by law), without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit A to the Registration Statement, and to the use of our name wherever appearing in the Registration Statement in connection with Israeli law. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Doron, Tikotzky, Kantor, Gutman & Amit Gross

Doron, Tikotzky, Kantor, Gutman & Amit Gross

Advocates & Notaries

* Member of the New York State Bar

** Member of the Law Society in

England & Wales
*** Accredited by the consulate of France

**** Honorary Consul Of The Republic Of Poland(ret.)

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